Exhibit 99.1

Contact:      Kathleen Campbell, Marketing Director                                        First Citizens National Bank
570-662-0422                                                                                                15 S. Main Street
570-662-8512 (fax)                                                                                      Mansfield, PA 16933

Citizens Financial Services, Inc. Reports Third Quarter 2008 Earnings

MANSFIELD, PENNSYLVANIA— October 28, 2008 – Citizens Financial Services, Incorporated (OTC BB: CZFS), parent company of First Citizens National Bank, has released its unaudited financial performance for the third quarter of 2008.

CEO and President Randall E. Black stated, “ The financial turmoil facing our national economy and the world is unprecedented and represents by far, according to some sources, the most significant financial crisis since the Great Depression.  Being a strong and solid local community bank has shielded us from the vast majority of the credit crisis that has impacted the world economy.  Even though the current economic crisis affected our financial performance during the third quarter as we recorded charges against income resulting from investments in Freddie Mac preferred stock and a corporate bond of Lehman Brothers, I want to assure you that your company continues to be strong, as can be seen by our core earnings, high capital ratios and commitment to our communities during these uncharted times.”

For the three months ended September 30, 2008, net interest income was $5,858,000 compared with $4,825,000 last year, which represents an increase of $1,033,000 or 21.4%.  On a year to date basis, net interest income for the nine months ended September 30, 2008 was $16,976,000 compared with $13,773,000 a year ago.  This is an increase of $3,203,000, or 23.3%, and is reflective of our strong core bank earnings.  Our net interest margin, tax effected, on interest earning assets has improved from 3.76% for the first nine months of 2007 to 4.41% for this year.

Total assets at September 30, 2008 totaled $620.7 million, an increase of $36.6 million from September 30, 2007.  Our investment portfolio increased from $117.8 million to $128.2 million, while our net loan portfolio grew $9.6 million to $424.9 million at September 30, 2008.  Total deposits have increased significantly, from $464.7 million at September 30, 2007 to $515.0 million as of September 30, 2008 representing an increase of $50.3 million or 10.8%.

As indicated previously, the issues facing our economy have had an impact on our third quarter financial results, just as those issues have impacted many if not all financial institutions throughout the country.  In September, as a result of the national economic crisis, we were required to record a $4.1 million other than temporary impairment charge related to our investments in Freddie Mac preferred stock and a Lehman Brothers corporate bond.  The after-tax impact for 2008 earnings will be approximately $2.5 million, or $.88 per share.  As a result of the Government bailout bill being signed into law on October 3, 2008, the provision in the new bill will allow the Freddie Mac preferred stock to be treated as an ordinary loss, allowing a tax benefit of approximately $1,000,000.  However, since the bailout bill was not signed until after September 30, accounting rules do not allow us to recognize the $1,000,000 tax benefit until the fourth quarter.  The result of this timing difference of approximately $1,000,000 of net income between the third quarter and fourth quarter is an additional $.35 of earnings per share in the fourth quarter before any operating earnings.  Excluding the impairment charge and assuming normal tax rates for the quarter, year to date net income would have been, approximately $6.9 million compared with $4.9 million recorded for the nine months ended September 30, 2007.  This is an increase of $2.0 million, or 40.8%.

For the nine months ended September 30, 2008, net income totaled $3,415,000 and earnings per share were $1.20, compared to $4,894,000 of net income and $1.71 earnings per share for the nine months ended September 30, 2007.  Return on equity for the comparable periods was 8.93% and 14.08%, while return on assets was .76% and 1.13%, for the respective time periods.

Citizens Financial Services, Inc. remains well capitalized, with an equity-to-assets ratio of 7.6%, versus 8.0% as of September 30, 2007.  Book value per share at September 30, 2008 was $17.59 compared with $16.89 last September.  In October, a cash dividend of $.24 per share was declared and will be paid on October 31, 2008 to shareholders of record, as of October 17, 2008.

Citizens Financial Services, Inc., has over 1,500 shareholders, the majority of whom reside in Potter, Tioga, and Bradford Counties, Pennsylvania and Allegany County, New York, where their 16 offices are located.

Note: This press release may contain forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. These factors include operating, legal and regulatory risks; changing economic and competitive conditions and other risks and uncertainties.

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED BALANCE SHEET
(UNAUDITED)

	September	December 31	September
(in thousands except share data)	2008	2007	2007
ASSETS:
Cash and due from banks:
Noninterest-bearing	$ 26,070	$ 10,374	$ 10,468
Interest-bearing	22	15	13
Total cash and cash equivalents	26,092	10,389	10,481

Available-for-sale securities	128,227	120,802	117,787

Loans (net of allowance for loan losses: 2008, $4,287
December 31, 2007, $4,197; and September 30, 2007, $4,112)	424,857	419,182	415,328

Premises and equipment	12,024	12,538	12,627
Accrued interest receivable	2,776	2,522	2,784
Goodwill	8,605	8,605	8,605
Bank owned life insurance	8,639	8,378	8,293
Other assets	9,504	8,613	8,217

TOTAL ASSETS	$ 620,724	$ 591,029	$ 584,122

LIABILITIES:
Deposits:
Noninterest-bearing	$ 59,300	$ 50,944	$ 53,867
Interest-bearing	455,652	405,084	410,869
Total deposits	514,952	456,028	464,736
Borrowed funds	52,625	80,348	66,593
Accrued interest payable	2,048	2,199	2,029
Other liabilities	3,625	3,926	4,296
TOTAL LIABILITIES	573,250	542,501	537,654
STOCKHOLDERS' EQUITY:
Common stock
$1.00 par value; authorized 10,000,000 shares; issued 3,048,290 shares in
2008; 3,020,538 shares at December 31, 2007 and September 30, 2007	3,048	3,020	3,021
Additional paid-in capital	12,979	12,439	12,446
Retained earnings	38,370	37,590	36,399
Accumulated other comprehensive loss	(2,631)	(348)	(1,426)
Treasury stock, at cost: 199,575 shares for 2008; 194,883 shares at December 31, 2007;
and 185,433 shares at September 30, 2007	(4,292)	(4,173)	(3,972)
TOTAL STOCKHOLDERS' EQUITY	47,474	48,528	46,468
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY	$ 620,724	$ 591,029	$ 584,122

CITIZENS FINANCIAL SERVICES, INC.
CONSOLIDATED STATEMENT OF INCOME
(UNAUDITED)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(in thousands, except per share data)	2008	2007	2008	2007
INTEREST INCOME:
Interest and fees on loans	$ 7,793	$ 7,715	$ 23,102	$ 22,611
Interest-bearing deposits with banks	28	4	34	4
Investment securities:
Taxable	1,142	1,130	3,391	3,201
Nontaxable	359	242	1,048	691
Dividends	23	88	164	257
TOTAL INTEREST INCOME	9,345	9,179	27,739	26,764
INTEREST EXPENSE:
Deposits	2,837	3,366	8,508	10,106
Borrowed funds	545	928	2,030	2,660
TOTAL INTEREST EXPENSE	3,382	4,294	10,538	12,766
NET INTEREST INCOME	5,963	4,885	17,201	13,998
Provision for loan losses	105	60	225	225
NET INTEREST INCOME AFTER
PROVISION FOR LOAN LOSSES	5,858	4,825	16,976	13,773
NON-INTEREST INCOME (LOSS):
Service charges	944	809	2,591	2,369
Trust	148	123	451	387
Brokerage and insurance	58	37	176	86
Investment securities gains (losses), net	(4,089)	24	(4,089)	24
Gain on sales of foreclosed properties	25	-	25	396
Earnings on bank owned life insurance	90	84	261	246
Other	100	101	388	388
TOTAL NON-INTEREST INCOME (LOSS)	(2,724)	1,178	(197)	3,896
NON-INTEREST EXPENSES:
Salaries and employee benefits	2,196	2,130	6,510	6,256
Occupancy	271	268	866	877
Furniture and equipment	107	137	368	405
Professional fees	156	149	485	469
Other	1,302	1,104	3,656	3,514
TOTAL NON-INTEREST EXPENSES	4,032	3,788	11,885	11,521
Income (loss) before provision for income taxes	(898)	2,215	4,894	6,148
Provision for income taxes	154	461	1,479	1,254
NET INCOME (LOSS)	$ (1,052)	$ 1,754	$ 3,415	$ 4,894

Earnings Per Share	$ (0.37)	$ 0.61	$ 1.20	$ 1.71
Cash Dividends Paid Per Share	$ 0.235	$ 0.225	$ 0.700	$ 0.670

Weighted average number of shares outstanding	2,849,546	2,863,298	2,851,889	2,869,867

Financial Highlights
(Unaudited - dollars in thousands except per share and ratio data)

	Three Months Ended		Nine Months Ended
	September 30, 2008		September 30, 2008
	2008	2007	2008	2007
Performance Ratios and Share Data:
Return on average assets (annualized)	-0.69%	1.20%	0.76%	1.13%
Return on average equity (annualized)	-8.01%	14.85%	8.93%	14.08%
Net interest margin (tax equivalent)	4.48%	3.85%	4.41%	3.76%
Cash dividends paid per share	$ 0.235	$ 0.225	$ 0.700	$ 0.670
Earnings per share	$ (0.37)	$ 0.61	$ 1.20	$ 1.71
Weighted average shares outstanding	2,849,546	2,863,298	2,851,889	2,869,867

Balance Sheet Highlights (dollars in thousands):	September 30, 2008	December 31, 2007	September 30, 2007

Assets	$ 620,724	$ 591,029	$ 584,122
Investment securities:
Available for sale	128,227	120,802	117,787
Loans (net of unearned income)	429,145	423,379	419,440
Allowance for loan losses	4,288	4,197	4,112
Deposits	514,952	456,028	464,736
Stockholders' Equity	47,474	48,528	46,468
Non-performing assets	3,937	2,393	2,527
Non-performing assets to total loans	0.92%	0.57%	0.60%
Average Leverage Ratio	8.10%	8.20%	8.05%
Common shares outstanding	2,848,715	2,825,655	2,835,104
Book value per share	$ 17.59	$ 17.30	$ 16.89